UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2020

VII Peaks Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1547 Palos Verdes Mall #149 Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (415) 983-0127

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging Growth Company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On December 3, 2020, the board of directors met and voted to move the Fund into a liquidating trust, which is in accordance with the Fund’s Liquidity Strategy as stated in the original prospectus. This action requires shareholder approval which necessitates that a proxy statement be filed and reviewed by the SEC before it be distributed to all shareholders.

On December 10, 2020, the disinterested members of the board of directors of the Company reapproved the investment advisory agreement between VII Peaks Capital, LLC (the “Manager”) and the Fund. The disinterested members of the board of directors also reapproved the administration agreement between the Manager and the Fund. The Manager has not received any management fees since December 2018.

Section 8 – Other Events

Item 8.01 Other Events

VII PEAKS CO-OPTIVIST INCOME BDC II, INC.

LETTER TO SHAREHOLDERS

DECEMBER 10, 2020

Dear Shareholders:

We hope this communication finds you and your family well during these ongoing challenging times. VII Peaks Co-Optivist Income BDC II, Inc. (the “Fund”) continues operations and is working on recovery of its debt and equity positions from its portfolio companies. The Fund is monitoring its investments in both Nima and Vieste, whose loans were restructured earlier this year, and is progressing with the defaulted portfolio positions as described below.

GeoCommerce Inc.

The Fund and GeoCommerce entered into four Senior Secured First Lien Loan Agreements between April 2016 and December 2016. The aggregate principal amount of the outstanding loans is $3.6 million. GeoCommerce defaulted on its loan agreements between June and December 2018. The Fund has been pursing GeoCommerce aggressively through the court system, and in October, was awarded a final judgement to recover the outstanding loan amounts, interest and court costs. The Fund is working to now recoup these assets.

Ansgar Media LLC

The Fund and Ansgar entered into Senior Secured First Lien Loans between September 2015 and October 2016. Ansgar defaulted on its loans beginning in October 2018. The aggregate principal amount of the loans is $6.01 million and accrued interest and exit fees due aggregate to approximately $1.6 million. The Fund has been pursing Ansgar aggressively through the court system, and in March of this year, the Fund filed in the 20th Judicial District Court for the Parish of East Feliciana, State of Louisiana seeking sequestration of Ansgar's collateral for the Fund's loans. The Fund continues to pursue this action using all possible legal avenues.

Fund Liquidity Approval

The board of directors met on December 3, 2020 and voted to move the Fund into a liquidating trust. Once the shareholder proxy statement is filed and reviewed by the SEC, the transfer agent will mail the proxy statement to all shareholders of record. The Fund continues to work to recover or liquidate its current positions to provide an orderly liquidation to the shareholders and will continue these efforts once the Fund’s assets (assuming shareholder approval is received) are moved into a liquidating trust. Further details will be provided in the proxy statement.

We hope you and your families remain safe and we wish you a happy and healthy holiday season.

Sincerely,

Gurpreet S. Chandhoke

Chief Executive Officer

VII Peaks Co-Optivist Income BDC II, Inc.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic on our portfolio companies and our future results of operations, liquidity and overall financial position. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Fund’s filings with the Securities and Exchange Commission. The Fund undertakes no duty to update any forward-looking statements made herein, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks Co-Optivist Income BDC II, Inc.

 December 10, 2020

By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief Executive Officer and President